UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2011 (October 26, 2011)

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 West 45th Street, New York, New York	10036
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act.
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01.	OTHER EVENTS.

This Current Report on Form 8-K is being filed to clarify certain information provided during the Question and Answer portion of the Pzena Investment Management, Inc. (the “Company”) third quarter 2011 earnings call held on October 26, 2011. In response to a question raised regarding the size of the Company’s emerging market assets under management (“AUM”) in the retail channel, Mr. Richard Pzena, the Company’s Chairman and Chief Executive Officer, stated that the amount was “still under $10 million.”  Mr. Pzena’s response interpreted the question as specifically referring to the Company’s sub-advisory mandate with a newly launched emerging markets mutual fund.  The Company wishes to additionally disclose that the total amount of its emerging markets AUM in the retail channel, as of September 30, 2011, is approximately $220 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: November 4, 2011	By:	/s/Joan F. Berger
Name: Joan F. Berger
Title: General Counsel